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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


Sylvan Inc., a Nevada corporation, has the domestic and international subsidiaries listed below. All are wholly owned except as noted. Certain international subsidiaries are not named because they are not significant in the aggregate. Sylvan Inc. has no parent.

                                                                           State/Country of Incorporation
                                                                           ------------------------------
International Mushrooms Limited (a)                                                    Ireland
Quincy Corporation                                                                     Florida
Somycel S.A.                                                                           France
Sylvan Africa (Pty) Ltd.                                                               South Africa
Sylvan America, Inc.                                                                   Nevada
Sylvan America, Inc.                                                                   Pennsylvania
Sylvan Bioproducts, Inc.                                                               Pennsylvania
Sylvan Communications, Inc.                                                            California
Sylvan Export Corporation                                                              Barbados
Sylvan Foods, Inc.                                                                     Pennsylvania
Sylvan Foods (France) S.A.                                                             France
Sylvan Foods (Netherlands) B.V.                                                        The Netherlands
Sylvan Holdings Pty Ltd. (b)                                                           Australia
Sylvan Horst B.V. (c)                                                                  The Netherlands
Sylvan Hungaria Kft.                                                                   Hungary
Sylvan Italia S.r.l.                                                                   Italy
Sylvan Nederlands B.V.                                                                 The Netherlands
Sylvan Pilz AG                                                                         Switzerland
Sylvan Polska Sp. z.o.o.                                                               Poland
Sylvan Spawn Laboratory Hungary Ltd.                                                   Hungary
Sylvan Spawn Limited                                                                   England
Sylvan Tarim Urunleri Sanayi Ve Ticaret Limited Sirketi (d)                            Turkey
Tartarin S.A.                                                                          France
White Queen Ltd.                                                                       England
Worthington Holdings, Inc.                                                             Pennsylvania

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(a)      90% ownership
(b)      49% ownership
(c)      75% ownership
(d)      60% ownership


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